Exhibit 1.01
Energy Recovery Inc.
Conflict Minerals Report
For The Calendar Year Ended December 31, 2017

Introduction

For the year ended December 31, 2017, Energy Recovery, Inc. (the “Company”, “Energy Recovery”, “our”, “us”, or “we”) in good faith, has conducted a reasonable country of origin inquiry (“RCOI”) of our products using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). This report is presented to comply with Rule 13p-1 under The Securities Exchange Act of 1934 (the “Rule”) as adopted by the Securities and Exchange Commission (“SEC”).

The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively known as the “Covered Countries”).

The scope of the survey was to determine whether any of the conflict minerals contained in our products originated in the Covered Countries as defined by the Rule.

Based on the analysis of our products and suppliers, we concluded that some of our products contain one or more of the 3TGs and that these minerals are necessary to the product’s functionality or production. Consequently, the products we manufacture are subject to the reporting obligations of the Rule.

Company Overview

We are an energy solutions provider to industrial fluid flow markets worldwide. Our core competencies are fluid dynamics and advanced material science. Our products make industrial processes more operational and capital expenditure efficient. Our solutions convert wasted pressure energy into a reusable asset and preserve or eliminate pumping technology in hostile processing environments. Our solutions are marketed and sold in fluid flow markets, such as water desalination, oil and gas, and chemical processing, under the trademarks ERI®, PX®, Pressure Exchanger®, PX Pressure Exchanger®, AT™, AquaBold™, VorTeq™, MTeq™, IsoBoost®, and IsoGen®. Our solutions are owned, manufactured, and/or developed, in whole or in part, in the United States of America (“U.S.”) and the Republic of Ireland.

Product Overview

Based on our analysis of our products, we concluded that adapters, spiral rings, nuts, pump bases, fittings, and connectors used in our AquaBold pumps and other pumps and turbochargers contain hastelloy and/or welded carbon steel. These metals contain tin. As part of the data collection process, our supply chain, via Company-Level CMRTs, claimed the use of all 3TG metals.

Conflict Minerals Policy

We are committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and plan to procure our products from conflict-free sources. We have considered the rule’s requirements along with related guidance from the Organization for Economic Cooperation and Development (the “OECD”), and we expect our suppliers to comply with the Code of Conduct of the Responsible Business Alliance (“RBA”, formerly the Electronic Industry Citizen Coalition, or the EICC) and conduct their businesses in alignment with our expectations of supply chain responsibility.

In support of this policy, we:

•
Exercise due diligence with suppliers of products containing or expected to contain 3TGs consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and encourage our suppliers to do likewise with their suppliers.

•	Provide, and expect our suppliers to cooperate in providing, due diligence information to confirm that the 3TGs in our supply chain are procured from conflict-free sources.

•	Collaborate with our suppliers and others on industry-wide solutions to enable products that are DRC conflict-free.

Reasonable Country of Origin Inquiry

With the assistance of a third-party service provider, Assent Compliance (the “Vendor”), we conducted a good faith RCOI regarding the 3TGs in materials, components, and finished goods supplied to us, including the steps discussed below.

Utilizing version 5.0 or higher of RMI’s CMRT, we engaged 17 potential 3TG suppliers to collect information regarding the presence and sourcing of 3TGs in their products that they provide to us.

We procure components from the following major types of suppliers:

•	Manufacturer or direct supplier;

•	Contract manufacturer producing items to match specifications and standards set by us; or

•	Distributor or reseller of manufactured components for other manufacturers.

The Vendor followed up with all unresponsive suppliers through a defined process via both automated email and one-to-one email, including offering assistance and further information to suppliers about the requirements of the Act and our program. If, after these outreach efforts a supplier still did not respond to the survey, a Company supply chain manager was asked to directly contact the supplier for a response.

Our program includes automated data validation on all submitted CMRTs via the Vendor’s software. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers were contacted with regard to invalid forms and were encouraged to resubmit a valid form. As of the date of this filing, we had no invalid supplier submission.

For suppliers who responded that the materials or goods they supplied to us did not contain 3TGs, our supply chain manager and the Vendor verified the responses, and only after such verification were these suppliers removed from the survey process.

Of the suppliers who responded that 3TGs metals are in materials, components, and/or finished goods supplied to us, many did not include the name of any verified smelter or refiner. Based on the responses received from the RCOI, which included thousands of alleged smelter or refiner names, a list was compiled of 321 verified, unique smelters or refiners, including information regarding associated countries of origin (the “unique smelter list”). This list was determined by comparing supplier responses to the list of smelters and refiners maintained by the RMI. We, via the Vendor, performed due diligence on the unique smelter list that were known or reasonably believed to have sourced from the DRC or that had unknown sourcing. In the event that a supplier declared that a facility was certified as conflict-free, the Vendor confirmed that the facility was listed on the RMI’s list of conformant conflict-free smelters and refiners.

Results of our RCOI

As of the date of this filing, based on our supplier responses to our survey and our analysis of such responses as they apply to the calendar year ended December 31, 2017, there is an indication of DRC sourcing by some of our suppliers. However, due to the submission of many company-level CMRTs, we cannot ascertain if any DRC sources were used in our products. Accordingly, we have continued to proceed with additional due diligence procedures for the purpose of determining the status of our products as it pertains to the source and chain of custody of any such conflict minerals.

Exercise Due Diligence on the Source and Chain of Custody of Our Conflict Minerals

We are required to exercise due diligence on the source and chain of custody of conflict minerals and to follow a nationally or internationally recognized due diligence framework. Our due diligence measures have been designed to conform, in all material respects, with the framework in the 2nd Edition of the OECD Due Diligence Guidance for Responsible Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework, and the related supplements for 3TGs. We have adopted and communicated our conflict mineral policy to our suppliers and customers, as well as implemented RCOI to our new and existing suppliers. In addition, there are programs in place to encourage our suppliers to source from certified conflict-free smelters.

Consistent with the OECD Guidance, the design of our due diligence has the following features:

1.0	Establish strong company management systems

2.0	Identify and assess risks in the supply chain

3.0	Design and implement a strategy to respond to identified risks

4.0	Carry out independent third-party audit of smelter/refiner’s due diligence practices

5.0	Report annually on supply chain due diligence

These features are discussed in more detail below.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of 3TGs, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary 3TGs. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

We also anticipate the need to rely, to a large extent, on information collected and provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Brief description of due diligence measures taken

1.0    Strong Company Management Systems:

Internal Team
We established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Committee and an Executive Management Oversight Committee. The Conflict Minerals Committee is composed of our Director of Supply Management and Director, SEC Reporting. Our Executive Management Oversight Committee is composed of our Chief Financial Officer, Corporate Controller and Chief Accounting Officer, and Vice President of Operations. Our Conflict Minerals Committee, supported by a team of subject matter experts from relevant functions such as purchasing, engineering, finance, and legal, is responsible for implementing our conflict mineral compliance policy and strategy. The Executive Management Oversight Committee is briefed about the results of our due diligence efforts periodically.

Control Systems
Controls include, but are not limited to, our Code of Business Conduct and Ethics, our Conflict Minerals Policy, regular monitoring of changes in applicable laws, regulations, and guidance, whistleblower mechanisms, regular training of key employee groups, and on-site visits and audits of our suppliers. Our Conflict Minerals Policy related to our sourcing of 3TGs is posted on our website at http://ir.energyrecovery.com/phoenix.zhtml?c=221013&p=irol-govhighlights within the “Investor” section under “Corporate Governance.”

We provide training to all compliance team members and have developed training materials for our suppliers to enable them to comply with the conflict minerals compliance and reporting process and also with our policies.

This year, we put a stronger emphasis on supplier education and training. To accomplish this, we utilized our third-party vendor’s learning management system and provided all in-scope suppliers access to their conflict minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

Supplier Engagement
With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 5.0 or higher and a third-party vendor’s software reporting tool for collecting the applicable information from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to our Conflict Minerals Program. This includes obtaining information to support the chain of custody of the 3TG identified in our products. We have provided suppliers access to our Conflict Minerals Policy through the website above or upon request.

Grievance Mechanism
We maintain several methods in which employees or third parties may notify us of potential issues with our Conflict Minerals Program, including an anonymous employee hotline, email resources both internally and on our website, direct phone numbers, and our open-door policy.

Maintain records
We maintain Company-wide document retention policies. These policies extend to the documentation accumulated in performing our 3TG due diligence procedures and requires that documentation be retained for a period of five years.

2.0    Identification and Assessment of Risks in the Supply Chain:

We made reasonable efforts to identify suppliers that provide products that may potentially contain conflict minerals by conducting a supply chain survey through the use of the CMRT. By way of the CMRT, we requested suppliers to identify smelters and refiners and country of origin information for the 3TGs in products that they supply to us. We followed up with suppliers that did not respond to CMRT by requesting their responses multiple times. We then compared any smelters or refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the RMI’s Responsible Minerals Assurance Process (“RMAP”). We also reviewed the responses to identify red flags for further follow-up and to identify any key risks to our supply chain.

It is important to note that we have relied on supplier responses to provide us with the information about the source of 3TGs contained in the parts and components they supply to us. Similarly, our direct suppliers also rely on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. The Vendor uses three factors to determine the level of risk that each smelter or refiner poses to the supply chain:

1.	Geographic proximity to the DRC and Covered Countries;

2.	RMAP audit status; and

3.	Credible evidence of unethical or conflict sourcing.

Based on these criteria, the following facilities have been identified with red-flag risks in their supply chain:

•	Tony Goetz NV - CID002587

•	African Gold Refinery Limited (AGR) - CID003185

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

As part of our risk management plan under the OECD Guidance, if these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through the Vendor, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to us, and escalating up to removal of these high-risk smelters from our supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. If necessary, suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

We also calculate supplier risk based on the chances that the supplier provides 3TGs that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Many companies continue to be in the middle of the process and still have “unknown” as some of the answers. It has been decided that penalizing or failing them for working through the process is likely not the best approach and it does not meet the goals or spirit of the Rule. However, evaluating and tracking the strength of the program does meet the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are the following questions from the CMRT:

A.	Have you established a conflict minerals sourcing policy?

E.	Have you implemented due diligence measures for conflict-free sourcing?

G.	Do you review due diligence information received from your suppliers against your company’s expectations?

H.	Does your review process include corrective action management?

When suppliers meet or exceed the above criteria, by answering yes to all four questions, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. We store all of this information and will continue to assess our suppliers’ program strength and monitor any improvements or changes.

3.0     Strategic Response to Identified Risks:

We have implemented a risk mitigation response plan to monitor and track suppliers, smelters, and refiners identified as not meeting the requirements set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements. We continuously make every reasonable effort to encourage suppliers who are sourcing from non-Conflict-Free Smelters to move towards using Conflict-Free smelters.

If a supplier fails to remedy the risks identified by our compliance risk assessment, the Conflict Minerals Committee escalates the risk to the Executive Management Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a cost and benefit analysis; potential risk factors; any existing competitive bids; and whether the supplier is the Company’s single source of supply. If the Executive Management Oversight Committee decides to continue the business relationship due to inherent limitations of the supply chain, we use reasonable efforts to follow up with the supplier for its corrective plan and encourage the supplier to work with conflict-free smelters. We also provide periodic compliance updates or reports to the Executive Management Oversight Committee with oversight of the Conflict Minerals Committee summarizing our risk mitigation efforts.

4.0    Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices:

We do not have a direct relationship with 3TG metal smelters and refiners, and therefore we are not able to perform direct audits of those entities that provide the 3TG metals to our supply chain. We do, however, rely upon industry efforts, including the RMI, to influence smelters and refiners to become audited and certified through RMI’s RMAP program. We rely upon the summary audit reports for the compliance status of smelters generated by the RMI program to validate the responses received from our suppliers to our RCOI process and to address red flags identified in Step 2 above. We believe our efforts adequately address this requirement in the OECD Guidance.

5.0    Annual Report on Supply Chain Due Diligence:

In addition to this report, our Conflict Minerals Sourcing Policy is posted on our Company website at http://ir.energyrecovery.com/phoenix.zhtml?c=221013&p=irol-govhighlights.

Results of due diligence measures taken

Due to the level of complexity of our products and the respective supply chain, it will take additional time and resources for a number of our suppliers to verify, specifically for our products, the source mines and country of origin of all of the minerals used by their smelters. We are committed to continuing the use of our supply chain due diligence processes, leveraging the industry standard RMI program, and the ongoing update of our supplier RCOI information as we continue to develop additional transparency into our supply chain. As of the date of this filing, however, based on the performance of our due diligence procedures noted above for the calendar year ended December 31, 2017, we are not able to accurately trace and identify the source mine, country of origin, and chain of custody of all of the 3TGs which are necessary to the functionality or production of our products, or determine whether such 3TGs are sourced from conflict-free sources for all of our products.

Efforts to Determine the Mine or Location of Origin of the Conflict Minerals in our Products

Tracing materials back to their mine and source country of origin is a complex endeavor, but an important aspect of responsible sourcing. To help establish our supply chain sourcing programs, we have followed currently established industry guidelines, such as those specified by the RMAP program that will enable companies to source minerals from conflict-free sources.

After a review and analysis of all of our products and suppliers, with the assistance of the Vendor, 321 smelters or refiners were identified and verified. See Appendix A for the smelter list. Of the 321 verified smelters, 257 are conformant with RMAP and therefore, considered conflict-free by the RMI.

Steps to Mitigate Risk

We are committed to complying with the provisions of the Rule and Form SD and expect to continue our efforts to improve our Conflict Minerals Program and related due diligence. As we further develop our program and procedures, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to the following:

•
Engage with suppliers and direct them to training resources, including increasing the number who utilize our third-party vendor’s learning management system, to attempt to increase our response rate and improve the content of responses to assist in our RCOI process and our efforts to determine the processing facilities for and country of origin of 3TGs with the greatest specificity possible;

•	Engage suppliers and encourage them to provide responses at the product level;

•
Implement a strategy to respond to identified risk, including but not limited to, potential action to be taken against suppliers that do not respond to our requests or do not provide reasonable information to support our due diligence activities; and

•
Engage any of our suppliers found to be supplying us with 3TGs from sources that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict.

Conflict Minerals Report

The Conflict Minerals Report for the calendar year ended December 31, 2017, filed herewith as Exhibit 1.01, is available on our Company website at http://ir.energyrecovery.com/phoenix.zhtml?c=221013&p=irol-govhighlights.

Appendix A

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Alpha	UNITED STATES	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	Brazil	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095